Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vitesse Semiconductor Corporation

Camarillo, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated December 1, 2010, relating to the consolidated financial statements and the effectiveness of Vitesse Semiconductor Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.

/s/ BDO USA, LLP
BDO USA, LLP
Los Angeles, California

March 9, 2011